UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2022

MINIM, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-37649	04-2621506
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

848 Elm Street Manchester, NH 03101

(Address of principal executive offices, including zip code)

(833) 966-4646

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 24013e-4(c))

Securities registered pursuant to Section 12(b) of the Act

Title of Each Class	Trading Symbol	Name of Each Exchange On Which Registered
Common Stock, $.01 par value per share	MINM	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

The disclosures provided in Item 2.03 of this Current Report on Form 8-K are hereby incorporated by reference into this Item 1.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On December 12, 2022 (the “Effective Date”), Minim, Inc. (the “Company”) and its wholly-owned subsidiary Cadence Connectivity, Inc., entered into the Second Amendment to Loan and Security Agreement (the “Amendment” or the “Loan Agreement”) with Silicon Valley Bank (“SVB”).

The Amendment, among other things, (i) decreases the aggregate amount available under the revolving credit line from $25 million to $10 million, (ii) extends maturity to January 15, 2024, and (iii) provides a waiver for an existing default under the Loan Agreement by virtue of the Company having entered into a Bridge Loan and Security Agreement dated as of November 23, 2022 by and among Borrower and Slingshot Capital, LLC (“Slingshot Capital”), under which Borrower incurred certain Indebtedness and granted a Lien to Slingshot Capital.

The foregoing summary is subject to, and qualified in its entirety by, the full text of the Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.03 Material Modification to Rights of Security Holders.

The disclosures provided in Item 2.03 of this Current Report on Form 8-K are hereby incorporated by reference into this Item 3.03.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 13, 2022, Daniel Artusi resigned from the Board of Directors (the “Board”) of the Company. Mr. Artusi was a member and chair of the Nominating & Governance Committee of the Board, and by resigning from the Board, also resigned from such committee.

The resignation of Mr. Artusi was not the result of any disagreement with the Company, its management, the Board or any committee of the Board, or with respect to any matter relating to the Company’s operations, policies or practices.

On December 13, 2022, the Board elected Patrick Rivard to the Board, effectively immediately. Mr. Rivard was appointed to fill an existing vacancy on the Board, and he is the chair of the Nominating and Corporate Governance Committee and member of the Audit Committee. Mr. Rivard does not have any family relationship to any director or executive officer of the Company or any person nominated or chosen by the Company to become a director or officer. There are no transactions in which Mr. Rivard has an interest requiring disclosure pursuant to Item 404(a) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Title
10.1	Waiver and Second Amendment to Loan and Security Agreement, dated December 12, 2022, by and among Silicon Valley Bank, Minim, Inc, and Cadence Connectivity, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 16, 2022	MINIM, INC.

	By:	/s/ Dustin Tacker
	Name:	Dustin Tacker
	Title:	Chief Financial Officer